                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-87916, 33-88506, 33-88508, 33-88510, 333-08939, 333-31793, 333-52255,
333-71075, 333-75569, 333-78703, 333-78705, 333-82597, 333-84597, 333-85475,
333-90299, 333-92487, 333-45024, 333-56560, 333-73750 and 333-101636 of RSA
Security Inc. (the "Company") on Forms S-8 and Registration Statement Nos. 333-49949, 333-73460 and 333-65210 of the Company on Form S-3 of our report dated January 22, 2003 (March 7, 2003 as to the third paragraph of Note 18) (the report on the consolidated financial statements expressing an unqualified opinion which contains an emphasis of matter paragraph relating to the adoption of Statement of Financial Accounting Standards No. 142), appearing in this Annual Report on Form 10-K of the Company for the year ended December 31, 2002.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts
March 25, 2003